Execution copy

                           COLLATERAL PLEDGE AGREEMENT

         This Collateral Pledge Agreement ("Agreement") dated February 24, 2004 is made by FONIX CORPORATION, a Delaware corporation ("Fonix") and its wholly owned subsidiaries, LTEL ACQUISITION CORPORATION, a Delaware corporation ("Acquisition") and LTEL HOLDINGS CORPORATION ("Holdings"), a Delaware corporation (collectively, the "Pledgors"), in favor of McCORMACK AVENUE, LTD., a British Virgin Islands corporation ("Secured Party").

                                   BACKGROUND

A. To induce Secured Party to extend credit to Fonix, as evidenced by that certain Secured Note dated as of even date herewith from Fonix to Secured Party (as amended, restated, modified or replaced from time to time, the "Note"), Pledgors execute and deliver this Agreement to Secured Party. All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Note or the Security Agreement, as hereinafter defined.

B. This Agreement is given and is intended to provide additional security for the Obligations as defined in the Security Agreement of even date herewith among Fonix, Secured Party and Acquisition (the "Security Agreement").

         NOW THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, Pledgors, intending to be legally bound hereby, covenants and agrees as follows:

     1. Each Pledgor, for the purpose of granting a continuing lien and security interest to secure the Obligations, does hereby assign, pledge, hypothecate, deliver and set over to Secured Party, its successors and assigns, 100% of its interest in all of the shares of capital stock of those corporations listed on
Schedule I attached hereto, whether now owned or hereafter acquired by Pledgors or in which Pledgors now or hereafter has any rights, options or warrants, together with all certificates representing such shares and all rights (but none of the obligations) under or arising out of the applicable organizational documents of such corporations, together with any additions, exchanges, replacements and substitutions therefor, dividends and distributions with respect thereto, and the proceeds thereof (collectively, the "Pledged Collateral").

     2. The pledge and security interest described herein shall continue in effect to secure all Obligations from time to time incurred or arising unless and until all Obligations have been indefeasibly paid and satisfied in full.

     3. Each Pledgor, severally hereby represents and warrants that:

          (a) Except as pledged herein, Pledgor has not sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Pledged Collateral in any manner whatsoever and the Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options, except for Permitted Liens, as defined in the Security Agreement.

          (b) Pledgor has the full power and authority to execute,  deliver, and
     perform  under  this  Agreement  and  to  pledge  the  Pledged   Collateral
     hereunder.

          (c) This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms, and the pledge of the Pledged Collateral referred to herein is not in violation of and shall not create any default under any agreement, undertaking or obligation of Pledgor.

          (d) Pledgor is pledging hereunder all of the Pledgor's interest and ownership in all entities listed on Schedule I.

          (e) Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party all certificates representing or evidencing the Pledged Collateral, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Secured Party in accordance with the terms hereof.

          (f) Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party a good standing certificate dated within 30 days of the date hereof for Pledgor. The Secured Party is authorized to file such UCC financing statements as it may deem necessary to perfect the pledge anticipated hereby.

          (g) Pledgor shall not merge or consolidate with any other person or commence a dissolution or liquidation, except for the merger or consolidation of any of Pledgor's subsidiaries with and into any other Pledgor, or the merger or consolidation of Pledgor with and into Fonix. In the event of any such permitted merger or consolidation, Pledgor shall deliver to Secured Party: (i) notice thereof at least five (5) days prior to the effective date of such event; and (ii) a UCC-3 amendment reflecting any changes to the existing UCC financing statement necessary in light of such transaction.

     4. If an Event of Default (as defined in the Note) occurs, then Secured Party may, at its sole option, exercise from time to time with respect to the Pledged Collateral any and/or all rights and remedies available to it hereunder, under the Uniform Commercial Code as adopted in the State of Delaware ("UCC"), or otherwise available to it, at law or in equity, including, without limitation, the right to dispose of the Pledged Collateral at public or private sale(s) or other proceedings, and Pledgors agree that, if permitted by law, Secured Party or its nominee may become the purchaser at any such sale(s).

     5. (a) In addition to all other rights granted to Secured Party herein or otherwise available at law or in equity, Secured Party shall have the following rights, each of which may be exercised at Secured Party's sole discretion (but without any obligation to do so), at any time following the occurrence of an Event of Default under the Note, without further consent of Pledgors: (i) transfer the whole or any part of the Pledged Collateral into the name of itself or its nominee for the purpose of selling the same, or to conduct a sale of the Pledged Collateral pursuant to the UCC or pursuant to any other applicable law;
(ii) vote the Pledged Collateral; (iii) notify the persons obligated on any of the Pledged Collateral to make payment to Secured Party of any amounts due or to become due thereon; and (iv) release, surrender or exchange any of the Pledged Collateral at any time, or to compromise any dispute with respect to the same. Secured Party may proceed against the Pledged Collateral, or any other collateral securing the Obligations, in any order, and against Pledgors and any other obligor, jointly and/or severally, in any order to satisfy the Obligations. Each Pledgor waives and releases any right to require Secured Party to first collect any of the Obligations secured hereby from any other collateral of Pledgors, any other Pledgor, or any other party securing the Obligations under any theory of marshalling of assets, or otherwise. All rights and remedies of Secured Party are cumulative, not alternative.

          (b) Each Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact, subject to the terms hereof, following the occurrence of an Event of Default under the Note, at Secured Party's option, (i) to effectuate the transfer of the Pledged Collateral on the books of the issuer thereof to the name of Secured Party or to the name of Secured Party's nominee, designee or assignee; (ii) to endorse and collect checks payable to such Pledgor representing distributions or other payments on the Pledged Collateral; and (iii) to carry out the terms and provisions hereof.

     6. The proceeds of any Pledged Collateral received by Secured Party at any time, whether from the sale of Pledged Collateral or otherwise, may be applied to or on account of the Obligations and in such order as Secured Party may elect. In addition, Secured Party may, in its discretion, apply any such proceeds to or on account of the payment of all costs, fees and expenses (including, without limitation, attorneys' fees) which may be incurred by Secured Party.

     7. Pledgors recognize that Secured Party may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Pledged Collateral, a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended ("Securities Act"), and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgors agree that any such private sale may be at prices and on terms less favorable to Secured Party or the seller than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately. Pledgors agree that Secured Party has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

     8. In the event that any stock dividend, reclassification, readjustment or other change is made or declared in the capital structure of any entity listed on Schedule I or any option included within the Pledged Collateral is exercised, any and all new, substituted or additional shares, or other securities, issued by reason of any such change or exercise, shall be delivered to and held by Secured Party under the terms hereof in the same manner as the Pledged Collateral originally pledged hereunder. No distribution may be paid to or retained by Pledgors unless expressly permitted in writing by the Note.

     9. So long as no Event of Default has occurred under the Note, and, until Secured Party notifies Pledgors in writing of the exercise of its rights hereunder, Pledgors shall retain the sole right to vote the Pledged Collateral and exercise all rights of ownership with respect to all corporate questions for all purposes not inconsistent with the terms hereof.

     10. Secured Party shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgors or Secured Party in the Pledged Collateral against other parties. Secured Party shall have no obligation to sell or otherwise deal with the Pledged Collateral at any time for any reason, whether or not upon request of any Pledgor, and whether or not the value of the Pledged Collateral, in the opinion of Secured Party or Pledgors, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Secured Party shall not be deemed a breach of any duty which Secured Party may have under law to preserve the Pledged Collateral. Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Secured Party at any time with respect to the Pledged Collateral.

     11. To the extent Secured Party is required by law to give Pledgors prior notice of any public or private sale, or other disposition of the Pledged Collateral, Pledgors agree that ten (10) days prior written notice to Pledgors shall be a commercially reasonable and sufficient notice of such sale or other intended disposition.

     12. Pledgors shall indemnify, defend and hold harmless Secured Party from and against any and all claims, losses and liabilities resulting from any breach by Pledgors of Pledgors', or any of their, representations and covenants under this Agreement.

     13. Pledgors, in their capacity as a pledgors hereunder, hereby waive notice of (a) acceptance of this Agreement and (b) demand and default hereunder.

     14. This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgors for, or delay in enforcing or failure to enforce, performance or payment of Pledgors' Obligations, (b) any failure, neglect or omission on Secured Party's part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgors or any other party securing the Obligations, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons (including Pledgors) or in any property, (d) the invalidity or unenforceability of any Obligations or rights in any collateral, (e) the existence of nonexistence of any defenses which may be available to Pledgors with respect to the Obligations, or (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Pledgors.

     15. Pledgors covenant and agree that Pledgors shall not, without the prior written consent of Secured Party, sell, encumber or grant any lien, security interest or option on or with respect to any of the Pledged Collateral.

     16. Pledgors hereby authorize and instruct each issuer of the Pledged Collateral to comply with any instruction received by it from Secured Party in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgors, and Pledgors agree that each such issuer shall be fully protected in so complying.

     17. Any failure of or delay by Secured Party to exercise any right or remedy hereunder shall not be construed as a waiver of the right to exercise the same or any other right or remedy at any other time.

     18. This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by Pledgors and Secured Party.

     19. This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of Delaware, and the provisions hereof shall be deemed severable in the event of the invalidity of any provision. Pledgors irrevocably consents to the exclusive jurisdiction of the any state or Federal court in the Wilmington, Delaware in any and all actions and proceedings whether arising hereunder or in connection herewith.

     20. All communications which Secured Party may provide to any party herein shall be sent in the manner set forth in the Exchange Agreement. If to Pledgors at Fonix Corporation, 9350 South 150 East, Suite 700, Sandy, Utah 84070, Fax:
801-553-6707 Attn: President, with a copy to Jeffrey M. Jones, Durham Jones & Pinegar, 111 East Broadway, Suite 900, Salt Lake City, Utah 84111, Fax:
801-415-3500.

     21. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

     22. EACH PLEDGOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTE, THE OBLIGATIONS OR THE PLEDGED COLLATERAL.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Dated as of the date and year first set forth above.

                              FONIX CORPORATION


                              By:________________________________
                                       Thomas A. Murdock, President

                              LTEL ACQUISITION CORPORATION


                              By:________________________________
                                       Thomas A. Murdock, President

                              LTEL HOLDINGS CORPORATION


                              By:________________________________
                                       Thomas A. Murdock, President

                                   SCHEDULE I
                               Pledged Collateral

         The following Collateral is hereby pledged by Secured Party pursuant to the Collateral Pledge Agreement to which this Schedule is attached:


-------------------------------------------------------------------------------------------------------------------------------
                                                Number        Number         Number           Stock
                                Jurisdiction      of            of             of          Certificate
                                     of         Shares        Shares         Shares         Number(s)
      Name of Corporation         Incorp.     Authorized      Issued         Pledged         Pledged            Pledgor
-----------------------------  -------------- ------------  ------------  -------------  --------------- ---------------------
                                                                                                         LTEL Acquisition
LTEL Holdings Corporation           DE         8,000          400             400            A42         Corporation
(Class A Common Stock)
-----------------------------  -------------- ------------  ------------  -------------  --------------- ---------------------
LTEL Holdings Corporation           DE          400           306             306                        LTEL Acquisition
(Series B Preferred Stock)                                                                   BP4         Corporation

-----------------------------  -------------- ------------  ------------  -------------  --------------- ---------------------
LTEL Acquisition Corporation        DE         1,000          100             100              1         Fonix Corporation
-----------------------------  -------------- ------------  ------------  -------------  --------------- ---------------------
LecStar Telecom, Inc.               GA       1,000,000       1,000           1,000             3         LTEL Holdings
                                                                                                         Corporation
-----------------------------  -------------- ------------  ------------  -------------  --------------- ---------------------
LecStar Datanet, Inc                GA       1,000,000       1,000           1,000             3         LTEL Holdings
                                                                                                         Corporation
-----------------------------  -------------- ------------  ------------  -------------  --------------- ---------------------